Exhibit 10.11

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) entered into today, the 15th day of July 2021 sets forth the terms of the agreement between Bannix Acquisition Corp. (the “Company”), a Delaware incorporated blank check Company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), which intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”), Bannix Management LLP and Suresh Yezhuvath (collectively, the “Initial Stockholders”) and Better Works LLC (the “Investor”).

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit consisting of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”, and the shares of Common Stock included in the Public Units, the “Public Shares”), one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment and one right which entitles the holder to receive one tenth of one share of common stock (the “Warrants”; the Warrants included in the Public Units, the “Public Warrants” and “Rights”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Units (as defined below) in an aggregate amount equal to $10.10 per Public Unit will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, in connection with the IPO, the Sponsor and the Investor will purchase, in a private placement that will close simultaneously with the IPO Closing, Private Placement Units which are identical to the Public Units (the “Private Placement Units”) except that the Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor, the Investor or their respective permitted transferees (the “Private Warrants”);

WHEREAS, the Company has previously issued 2,875,000 shares to the Initial Stockholders (“Founder Shares”), of which 1,437,500 Founder Shares remain outstanding and the rest have been bought back by the Company and out into Treasury; and

WHEREAS, the Investor wishes to purchase some of the Founder Shares and the Company and the Initial Stockholders are willing to sell the same to the Investor.

NOW THEREFORE, this Agreement witnesseth as follows:

1.	The Investor hereby purchases 125,000 Shares (up to 175,000 Shares if the Over-Allotment Option is exercised in full) of the Founder Shares (“Investor Shares”) and 75,000 Private Placement Units (up to 85,000 if the Over-Allotment Option is exercised in full) for a total purchase price of $1,000,000.

2.	The Company will record this purchase/transfer in its Share Ledger and will effect the transfer of the Founder Shares from Suresh Yezhuvath.

3.	In the event the Investor fails to purchase the subscribed for amount of Investor Shares and Private Placement Units at Closing or at any closing in connection with the exercise by the underwriter of the Over-Allotment Option, the Investor Shares and the Private Placement Units purchased by the Investor shall be forfeited.

4.	The Investor hereby acknowledges that the Investor Shares, being part of the Founder Shares, do not participate in the Trust Account established by the Company for the benefit of its public stockholders as described in the Registration Statement and in the event the Company does not consummate an initial Business Combination, will expire worthless along with the Private Placement Units.

5.	The Investor acknowledges and agrees that, ownership of the Investor Shares does not give them any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and hereby waives any Claim it may have in the future against the Company and will not seek recourse against the Trust Fund for any reason whatsoever (except in respect of any shares of Common Stock of the Company purchased by the Investor in the open market).

6.	The Investor herewith agrees to vote in favor of any Business Combination proposed by the Company.

7.	The Investor Shares, being part of the Founder Shares, will be subject to certain lock-up provisions (including those described in the Registration Statement of the Company and any additional lock-up provisions that may be agreed to in connection with a Business Combination), which lock-up provisions may extend beyond the consummation of the Business Combination.

8.	The Investor Shares, being part of the Founder Shares, will be subject to customary registration rights, which shall be described in the Registration Statement.

9.	The Investor will not participate in any liquidation distribution with respect to the Investor Shares (but will participate in liquidation distributions with respect to any units, subunits or shares of Common Stock of the Company purchased by the Investor in the IPO or in the open market) if the Company fails to consummate a Business Combination.

10.	The Investor Shares will include any additional terms or restrictions as are customary in other similarly structured blank check Company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

11.	The Investor acknowledges that, if prior to a Business Combination, the Initial Stockholders deem it necessary, in order to facilitate a Business Combination by the Company, for the Initial Stockholders to forfeit, transfer, exchange or amend the terms of all or any portion of the Founder Shares or to enter into any other arrangements with respect to the Founder Shares to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares (each, a “Change in Investment”), the Investor shall enter into any such agreement or arrangement involving a Change in Investment, vote in favor of any proposal involving a Change in Investment or otherwise facilitate or take any action to affect or permit any Change in Investment without demur, as per the instructions of the Initial Stockholders.

12.	The Investor acknowledges and agrees that it will execute agreements in form and substance typical for Company transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to, or upon, the consummation of the IPO as are reasonably acceptable to the Investor.

13.	The Investor acknowledges and accept the fact that the Investor Shares have not been registered under the Securities Act and will bear a restrictive legend.

14.	The Investor represents and warrants that:

a.	it is acquiring the Investor Shares for its own account for investment purposes only;

b.	it has no present intention of selling or otherwise disposing of the Investor Shares in violation of the securities laws of the United States;

c.	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

d.	it has, if required to do so, completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

e.	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

f.	it is familiar with the proposed business, management, financial condition and affairs of the Company;

g.	it has full power, authority and legal capacity to execute and deliver this Agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

h.	this Agreement constitutes its respective legal, valid and binding obligation, and is enforceable against it; and

i.	the Investor is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Investor has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

15.	All terms mentioned herein, whether defined or not, shall have the same meaning as ascribed in the Registration Statement of the Company.

IN WITNESS WHEREOF, the parties have set their hands unto this Agreement, on the date mentioned earlier.

For BANNIX ACQUISITION CORP.	For BETTER WORKS LLC

Subash Menon	Name:
Chief Executive Officer	Title:
Date: July 15, 2021	Date:

For BANNIX MANAGEMENT LLP

Sudeesh Yezhuvath	Suresh Yezhuvath
Partner	Date: July 15, 2021
Date: July 15, 2021